Exhibit 99.1
[LETTERHEAD OF OPPENHEIMER & CO. INC.]
The Board of Directors
Endocare, Inc.
201 Technology Drive
Irvine, California 92618
Members of the Board:
We hereby consent to the inclusion of our opinion letter, dated November 10, 2008, to the Board of Directors of Endocare, Inc. (“Endocare”) as Annex E to, and reference thereto under the captions “SUMMARY — Opinion of Endocare’s Financial Advisor” and “THE MERGER — Opinion of Endocare’s Financial Advisor” in, the proxy statement/prospectus relating to the proposed merger involving Endocare and Galil Medical Ltd., which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Endocare. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Oppenheimer & Co. Inc.
OPPENHEIMER & CO. INC.

January 23, 2009